UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

DATE OF REPORT (Date of earliest event reported)             April 27, 2006

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file	(I.R.S. Employer
	number)	Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01               Other Events

Share Repurchase Program

The Tellabs Board of Directors authorized the removal of a $100 million cap from the share repurchase program it authorized in January under Rule 10b5-1 of the Securities and Exchange Act of 1934. Under this plan, the company uses cash generated by employee stock-option exercises (other than those of company officers and the Board of Directors) to repurchase stock. For more details, see the press release furnished herewith as Exhibit 99.1.

Officer’s Personal Stock Trading Plans

In addition to the above event, Tellabs officers plan to adopt personal stock trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows corporate officers to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information.

Tellabs’ officers who plan to adopt such plans are Krish Prabhu, chief executive officer and president; John Brots, executive vice president of global operations; Carl DeWilde, executive vice president of broadband products; Jim Dite, vice president and controller; Tom Gruenwald, executive vice president of corporate strategy and chief technology officer; Jean Holley, executive vice president and chief information officer; Dan Kelly, executive vice president of transport products; Steve McCarthy, executive vice president of global sales and service; Jim Sheehan, chief administrative officer, general counsel and secretary; and Tim Wiggins, executive vice president and chief financial officer. For more details, see the press release furnished herewith as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ James A. Dite

James A. Dite
Vice President and Controller
(Principal Accounting Officer and duly authorized officer)

May 1, 2006
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Tellabs, Inc., dated April 27, 2006.
99.2	Press Release of Tellabs, Inc., dated April 28, 2006.